UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 27, 2016

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On January 27, 2016, current director J. Sanford Miller provided notice to the Chairperson of the Board of Directors (the “Board”) of On Deck Capital, Inc. (the “Company”) of his decision not to stand for re-election to the Board at the 2016 Annual Meeting of Stockholders. Mr. Miller currently serves as a member of the Board's Compensation Committee and Corporate Governance and Nominating Committee. Mr. Miller will remain on the Board and maintain his Board committee memberships until the 2016 Annual Meeting of Stockholders. The meeting date has not yet been announced but is expected to occur in May 2016.
(d) On January 28, 2016, the Board increased the size of the Board from seven to eight members and elected Bruce P. Nolop as a director of the Company, effective January 28, 2016. On such date, Mr. Nolop was also designated to serve on the Board's Audit Committee and Compensation Committee. To accommodate the addition of Mr. Nolop to those committees, the size of each of the Audit Committee and Compensation Committee was expanded by the Board from three to four members.
Mr. Nolop will be entitled to receive compensation for his Board and committee service in accordance with the Company's standard compensation arrangements for non-employee directors, which are described under the caption “Outside Director Compensation Policy” in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2015, as adjusted by the Board from time to time.
Mr. Nolop also entered into the Company's standard form of indemnification agreement and is entitled to the indemnification rights granted to the Company's directors, which are described under the caption “Limitation on Liability and Indemnification Matters” in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2015.
There are no transactions in which Mr. Nolop has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Nolop and any other persons pursuant to which he was selected as a director.
A copy of the Company's February 1, 2016 press release announcing the election of Mr. Nolop and the decision by Mr. Miller to not stand for re-election is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information set forth in the press release shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 1, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2016	On Deck Capital, Inc.

/s/ Cory R. Kampfer
Cory R. Kampfer Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 1, 2016.